September 28, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: POWERCOMM HOLDINGS, INC.
File No. 000-55391

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated September 28, 2016 of POWERCOMM HOLDINGS, INC. (the Registrant) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP